As filed with the Securities and Exchange Commission on April 21, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIGMATRON INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	36-3918470

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2201 Landmeier Road
Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices)(Zip Code)
2004 Employee Stock Option Plan
2004 Directors’ Stock Option Plan

(Full Title of the Plan)
Gary R. Fairhead
President and Chief Executive Officer
2201 Landmeier Road
Elk Grove Village, Illinois 60007
(847) 956-8000
(Name, Address, and Telephone number, Including Area Code, of Agent for Service)

Copies to:
Arthur Don, Esq.
Greenberg Traurig, LLP
77 West Wacker Drive, Suite 3100
Chicago, Illinois 60601
(312) 456-8400
This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of Securities To Be	Amount To Be		Proposed Maximum Offering		Proposed Maximum	Amount of
Registered	Registered (1)		Price Per Share		Aggregate Offering Price	Registration Fee
Common Stock, par value $0.01	189,041	(2)	$9.33	(3)	$1,763,752.50	$125.75
Common Stock, par value $0.01	60,000	(4)	$10.08	(3)	$604,800.00	$43.12
Common Stock, par value $0.01	50,959	(5)	$6.105	(6)	$311,105.00	$22.18
Totals	300,000		N/A		$2,679,657.50	$191.05

(1)	This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the 2004 Employee Stock Option Plan and 2004 Directors’ Stock Option Plan (the “Plans”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of SigmaTron International, Inc.

(2)	Represents shares of Common Stock of SigmaTron International, Inc. subject to options outstanding under the 2004 Employee Stock Option Plan.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the weighed average exercise price of outstanding but unexercised options.

(4)	Represents shares of Common Stock of SigmaTron International, Inc. subject to options outstanding under the 2004 Directors’ Stock Option Plan.

(5)	Represents shares of Common Stock of SigmaTron International, Inc. reserved for future issuance under the 2004 Employee Stock Option Plan.

(6)	Estimated solely for the purpose of determining the registrant fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of the Common Stock of SigmaTron International, Inc. reported on The Nasdaq Capital Market on April 19, 2010.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          SigmaTron International, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (No. 0-23248), declared effective on February 9, 1994.
          In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Certificate Incorporation and Bylaws of the Registrant provide that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an “Indemnitee”).
     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of an action, suit, or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action, suit, or proceeding.
     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fairly and reasonably entitled to indemnification for such expenses.
     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses (including attorneys’ fees) incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the Board of Directors of the Registrant deems appropriate.
     The Registrant maintains a directors’ and officers’ liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Registrant against losses up to $8,000,000 in the aggregate arising from any wrongful acts (as defined in the policy) in his or her capacity as a director or officer. The policy reimburses the Registrant for amounts which the Registrant lawfully indemnifies or is required or permitted by law to indemnify its directors and officers in excess of $100,000.
Item 7. Exemption From Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

10.6	2004 Directors’ Stock Option Plan *

10.7	2004 Employee Stock Option Plan *

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

23.2	Consent of BDO Seidman, LLP

24	Power of Attorney (included on signature page of this Registration Statement)

*	Incorporated by reference to such document filed as an Appendix to the Registrant’s Proxy Statement for its 2004 Annual Meeting of Stockholders filed with the Commission on August 16, 2004.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elk Grove Village, state of Illinois, on April 20, 2010.

SIGMATRON INTERNATIONAL, INC.
By:	/s/ Gary R. Fairhead
Gary R. Fairhead, President, Chief Executive
Officer, and Director (Principal Executive Officer)

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Gary R. Fairhead or Linda K. Frauendorfer, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Gary R. Fairhead	President, Chief Executive Officer, and Director	April 20, 2010
Gary R. Fairhead	(Principal Executive Officer)

/s/ Linda K. Frauendorfer	Chief Financial Officer, Secretary, and Treasurer	April 20, 2010
Linda K. Frauendorfer	(Principal Financial and Principal Accounting Officer)

/s/ Thomas W. Rieck	Director	April 20, 2010
Thomas W. Rieck

/s/ John P. Chen	Director	April 20, 2010
John P. Chen

/s/ Carl A. Zemenick	Director	April 20, 2010
Carl A. Zemenick

/s/ Dilip S. Vyas	Director	April 21, 2010
Dilip S. Vyas

EXHIBIT INDEX

Exhibit
Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

10.6	2004 Directors’ Stock Option Plan *

10.7	2004 Employee Stock Option Plan *

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

23.2	Consent of BDO Seidman, LLP

24	Power of Attorney (included on signature page of this Registration Statement)

*	Incorporated by reference to such document filed as an Appendix to the Registrant’s Proxy Statement for its 2004 Annual Meeting of Stockholders filed with the Commission on August 16, 2004.